Exhibit (o)

LIMITED POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that as of the date hereof each of the undersigned hereby revokes all prior appointments of attorney-in-fact with regards to any amendment to the Registration Statement of William Blair Funds on Form N-1A, and hereby constitutes and appoints Stephanie G. Braming, Colette M. Garavalia, Andrew T. Pfau, and Robert J. Toner, or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any amendment to the Registration Statement of William Blair Funds on Form N-1A under the Securities Act of 1933, as amended (file no. 033-17463), and the Investment Company Act of 1940, as amended (file no. 811-05344), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

DATED: February 21, 2019

/s/ Vann A. Avedisian	/s/ Kathleen T. Barr
Vann A. Avedisian	Kathleen T. Barr

/s/ Stephanie G. Braming	/s/ Daniel N. Leib
Stephanie G. Braming	Daniel N. Leib

/s/ Dorri C. McWhorter	/s/ Arthur J. Simon
Dorri C. McWhorter	Arthur J. Simon

/s/ Thomas J. Skelly	/s/ Steven R. Zenz
Thomas J. Skelly	Steven R. Zenz